Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Reports First Quarter 2013 Financial Results

Warren, MI – April 25, 2013 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced financial results for the first quarter ended March 30, 2013. Basic and diluted earnings per share totaled $0.38 from net income of $11.4 million. This compares to net income of $14.4 million, or $0.48 per basic and diluted share, and pro forma net income of $10.4 million, or $0.35 per basic and diluted share, for the first quarter of 2012.

Income from operations increased 10.7%, to $19.3 million or 7.8% of operating revenues for the first quarter ended March 30, 2013, compared to $17.4 million or 6.8% of operating revenues for the first quarter of 2012. Our net income and earnings per share declined, however, due to the change in tax status of LINC Logistics Company, which we acquired in the fourth quarter of 2012. Our consolidated financial statements include LINC’s results for all periods presented. LINC was an “S” corporation for federal income tax purposes prior to October 1, 2012. As a result, our effective tax rate increased to 37.8% in the first quarter ended March 30, 2013, compared to 15.6% in the first quarter of 2012.

First quarter 2013 growth in demand for our intermodal and value-added services was offset by reduced demand for transportation services compared to the first quarter of 2012. Operating revenues totaled $248.1 million for the thirteen weeks ended March 30, 2013, an aggregate 3.1% decline from $256.0 million in the first quarter of 2012. Our intermodal services increased 31.8% and value-added services increased 5.6% in the first quarter of 2013, while transportation services decreased 10.0% compared to the same period one year earlier. Operating revenues from dedicated transportation routes were essentially flat, while transactional transportation business declined.

“Demand for our transportation services started slowly in 2013, which reflects decisions we undertook to shed certain under-performing sales channels, deferred demand from our alternative energy customers, recent economic trends, and unfavorable weather,” observed Scott Wolfe, Universal’s Chief Executive Officer. “Nevertheless, we continue to execute our plan for the transactional side of our business with a focus on enhancing our agent base, expanding awareness of Universal’s identity in the marketplace, and developing enterprise accounts. Concurrently, we are pleased with the continuing progress of our intermodal and value-added services business, which continued to expand in the first quarter of 2013, and which can offer attractive returns based on our unique supply chain capabilities and our ability to secure longer term contracts with customers.”

We calculate and report selected financial metrics in connection with lending arrangements, or to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.” Our EBITDA increased 11.3% to $24.3 million for the thirteen weeks ended March 30, 2013, from $21.8 million for the thirteen weeks ended March 31, 2012. Expressed as a percentage of operating revenues, first quarter 2013 EBITDA was 9.8%, compared to 8.5% for the first quarter of 2012. For the first quarter of 2012, trends in EBITDA are substantially similar to trends in income from operations.

As of March 30, 2013, Universal held cash and cash equivalents totaling $4.8 million and marketable securities totaling $10.4 million. Outstanding debt at the end of the first quarter of 2013 totaled $136.0 million.

Conference call:

We invite you to participate in a conference call on Monday, April 29, 2013 at 10:00 a.m. Eastern Time where management will discuss first quarter 2013 financial performance. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President and David Crittenden, Chief Financial Officer.

To participate: Please call (877) 866-3199 (toll free) or (660) 422-4956 (toll) and provide conference ID 47990086.

To listen to an audio replay: Please call (855) 859-2056 (toll free) or (404) 537-3406 (toll) and enter conference ID 47990086, or locate the link in the investor page at: www.goutsi.com. Audio replay is available through May 29, 2013.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services. Our customized solutions and flexible business model are designed to provide us with a highly variable cost structure.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012
Operating revenues:
Transportation services	$166,927	$185,390
Value-added services	47,770	45,258
Intermodal services	33,412	25,344

Total operating revenues	248,109	255,992

Operating expenses:
Purchased transportation and equipment rent	134,514	145,091
Direct personnel and related benefits	43,347	43,156
Commission expense	9,335	10,241
Operating expense (exclusive of items shown separately)	19,160	17,736
Occupancy expense	4,962	4,984
Selling, general and administrative	7,802	7,438
Insurance and claims	4,678	5,498
Depreciation and amortization	5,060	4,453

Total operating expenses	228,858	238,597

Income from operations	19,251	17,395
Interest expense, net	(1,102)	(796)
Other non-operating income	134	504

Income before provision for income taxes	18,283	17,103
Provision for income taxes	6,909	2,664

Net income	$11,374	$14,439

Earnings per common share:
Basic	$0.38	$0.48
Diluted	$0.38	$0.48

Weighted average number of common shares outstanding:
Basic	30,054	30,065
Diluted	30,196	30,065

Pre-merger dividends declared per common share:	$—	$1.00

Pro Forma earnings per common share - “C” corporation status:
Pro Forma provision for income taxes due to LINC Logistics Company conversion to “C” corporation	$—	$4,003
Pro Forma net income	$11,374	$10,436
Earnings per common share:
Basic	$0.38	$0.35
Diluted	$0.38	$0.35

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$4,818	$2,554
Marketable securities	10,394	9,962
Accounts receivable - net	122,315	118,903
Other current assets	37,755	37,719

Total current assets	175,282	169,138
Property and equipment - net	125,866	127,791
Other long-term assets - net	29,969	30,440

Total assets	$331,117	$327,369

Liabilities and shareholders’ equity
Total current liabilities	$106,074	$103,717
Total long-term liabilities	155,398	166,280

Total liabilities	261,472	269,997
Total shareholders’ equity	69,645	57,372

Total liabilities and shareholders’ equity	$331,117	$327,369

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012

Average Headcount
Employees	2,876	2,493
Full time equivalents	2,083	1,941

Total	4,959	4,434

Average number of tractors
Provided by owner-operators	3,372	3,286
Owned	685	603
Third party lease	45	40

Total	4,102	3,929

Transportation Revenues:
Average operating revenues per loaded mile (a)	$2.69	$2.70
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifable (a)	$2.31	$2.34
Average operating revenues per load (a)	$997	$987
Average operating revenues per load, excluding fuel surcharges, where separately identifable (a)	$855	$857
Average length of haul (a) (b)	370	366
Number of loads (a)	151,041	171,199

Value Added Services:
Number of facilities (d)
Customer provided	16	12
Company leased	28	27

Total	44	39

Intermodal Revenues:
Drayage (in thousands)	$24,862	$21,234
Domestic Intermodal (in thousands)	5,948	1,391
Depot (in thousands)	2,602	2,719

Total (in thousands)	$33,412	$25,344

Average operating revenues per loaded mile (c)	$4.44	$4.23
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifable (c)	$3.55	$3.42
Average operating revenues per load (c)	$320	$282
Average operating revenues per load, excluding fuel surcharges, where separately identifable (c)	$256	$228
Number of loads (c)	77,657	75,263
Number of container yards	11	10

(a)	Excludes operating data from Universal Logistics Solutions, Inc., Universal Logistics Solutions International, Inc., and Central Global Express, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies. Also excludes final mile delivery and shuttle service loads.
(b)	Average length of haul is computed using loaded miles, excluding final mile delivery and shuttle service loads.
(c)	Excludes operating data from Universal Logistics Solutions, Inc. in order to improve the relevance of the statistical data related to our intermodal services and improve the comparability to our peer companies.
(d)	Excludes storage yards, terminals and office facilities.

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income, or EBITDA. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012
	( in thousands)
EBITDA
Net income	$11,374	$14,439
Provision for income taxes	6,909	2,664
Interest expense, net	1,102	796
Depreciation and amortization	5,060	4,453
Other non-operating income	(134)	(504)

EBITDA	$24,311	$21,848

EBITDA margin (a)	9.8%	8.5%

(a)	EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and EBITDA only supplementally.